UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2013
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2013, RF Micro Devices, Inc. (“RFMD” or the “Company”) and certain material domestic subsidiaries of the Company (the “Guarantors”) entered into a four-year senior credit facility with Bank of America, N.A., as Administrative Agent and a lender, and a syndicate of other lenders (the “Credit Agreement”). The Credit Agreement includes a $125 million revolving credit facility, which will include a $5 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swingline loans. The Company may request, at any time and from time to time, that the revolving credit facility be increased by an amount not to exceed $50 million. The revolving credit facility is available to finance working capital, capital expenditures and other lawful corporate purposes. The Company’s obligations under the Credit Agreement are jointly and severally guaranteed by the Guarantors. The Company currently has no outstanding amounts under the Credit Agreement.

In connection with the closing of the Credit Agreement, RFMD also entered into a security and pledge agreement dated March 19, 2013 (the “Security and Pledge Agreement”) with the Guarantors, identified as “Obligors” (as defined therein), and such other parties that may become Obligors thereunder after the date thereof, and Bank of America, N.A., in its capacity as Administrative Agent for the holders of the Secured Obligations (as defined therein) (the “Administrative Agent”), pursuant to which RFMD and the Guarantors granted a security interest in substantially all of their personal property and pledged all of the equity of their domestic subsidiaries and 65% of the equity of their foreign subsidiaries. RFMD also entered into a deed of trust granting a mortgage in favor of the Administrative Agent on its wafer facility in Greensboro, North Carolina.

At the Company’s option, loans under the Credit Agreement shall bear interest at (i) the Applicable Rate (as defined below) plus the Eurodollar Rate (as defined in the Credit Agreement) or (ii) the Applicable Rate plus a rate equal to the higher of (a) the federal funds rate plus 0.50%, (b) the prime rate of the Administrative Agent, or (c) the Eurodollar Rate plus 1.0% (the “Base Rate”). All swingline loans will bear interest at a rate equal to the Applicable Rate plus the Base Rate. The Eurodollar Rate is equal to the rate per annum calculated from the British Bankers Association LIBOR rate, as published by Reuters, for dollar deposits for interest periods of one, two, three or six months, as selected by the Company and as quoted by the Administrative Agent. The Applicable Rate for Eurodollar Rate loans ranges from 2.25% per annum to 2.75% per annum. The Applicable Rate for Base Rate loans ranges from 1.25% per annum to 1.75% per annum. Interest for Eurodollar Rate loans shall be payable at the end of each applicable interest period or at three-month intervals, if such interest period is six months or longer. Interest for Base Rate loans shall be payable quarterly in arrears. The Company will pay an undrawn commitment fee, an arrangement fee, an upfront fee, and a quarterly fee for any letters of credit issued under the agreement.

The Credit Agreement contains various conditions, covenants and representations with which the Company must be in compliance in order to borrow funds and to avoid an event of default, including financial covenants that RFMD must maintain a consolidated leverage ratio not to exceed 2.50 to 1.0 as of the end of any fiscal quarter of RFMD and a consolidated liquidity ratio not to be less than 1.05 to 1.0 as of the end of any fiscal quarter of RFMD. RFMD must also maintain Consolidated EBITDA (as defined in the Credit Agreement) of not less than $75.0 million as of the end of any four-fiscal-quarter period of RFMD.

The Credit Agreement also contains customary events of default, and the occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the termination of commitments under the revolving credit facility, the declaration that all outstanding loans are due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit. Outstanding amounts are due in full on the maturity date of March 19, 2017 (with amounts borrowed under the swingline option due in full no later than ten business days after such loan is made).

The foregoing summary of the Credit Agreement and the Security and Pledge Agreement (collectively, the “Credit Documents”) is not complete and is qualified in its entirety by reference to the Credit Agreement and the Security and Pledge Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Credit Documents have been included to provide shareholders with information regarding the terms of such documents. The inclusion of such documents is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Documents were made solely for purposes of such documents and as of specific dates, were solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under any of the Credit Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of March 19, 2013, by and between RF Micro Devices, Inc., certain domestic subsidiaries of the Company, Bank of America, N.A., as administrative agent and lender, and a syndicate of other lenders.

10.2
Security and Pledge Agreement, dated March 19, 2013, by and among RF Micro Devices, Inc., the other parties identified as “Obligors” (as defined therein) and such other parties that may become Obligors thereunder after the date thereof, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Chief Financial Officer, Corporate
Vice President of Administration and Secretary

Date:    March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of March 19, 2013, by and between RF Micro Devices, Inc., certain domestic subsidiaries of the Company, Bank of America, N.A., as administrative agent and lender, and a syndicate of other lenders.

10.2
Security and Pledge Agreement, dated March 19, 2013, by and among RF Micro Devices, Inc., the other parties identified as “Obligors” (as defined therein) and such other parties that may become Obligors thereunder after the date thereof, and Bank of America, N.A., as administrative agent.